EXHIBIT 10.1

NEW BASE SALARIES AND LONG-TERM INCENTIVE

AWARDS FOR CERTAIN EXECUTIVE OFFICERS

				Long-Term Incentive Award[2]
Executive Officer	Current Base Salary	New Base Salary[1]	Percentage Increase from Current Salary	Number of Shares	Value[3]

Michael G. Long	$212,000	$227,000	7.08%	30,000	$581,700
Executive Vice President
& CFO

John O. Tugwell	$220,000	$235,000	6.82%	30,000	$581,700
Executive Vice President
& COO

1                      These base salaries are effective October 1, 2006.

2                      These are grants of restricted stock that will vest over a four-year period, as follows:  6,000 shares on October 1, 2008, 12,000 shares on October 1, 2009 and 12,000 shares on October 1, 2010.

3                      The value of the restricted stock was as of the date of the award by the Compensation Committee, August 25, 2006.